SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 27,1997


                       ELECTROSOURCE, INC.

     (Exact name of registrant as specified in its charter)



         Delaware                    0-16323                  74-2466304

(State or other jurisdiction (Commission File Number)       (IRS Employer
  of incorporation)                                    Identification Number)

2809 Interstate 35 South
San Marcos, Texas                                         78666

(Address of principal executive offices)                (Zip code)

Registrant's telephone number, including area code:  (512) 753-6500

Previous address:

(Former name or former address, if changed since last report)



Item 5.   Other.

      As of March 27, 1997, the Company entered into a Note Purchase and Option Agreement, Convertible Promissory Note and Option (the "Agreements") with a large domestic manufacturing company ("Investor"), a Fortune 500 company, with whom it is also discussing other business arrangements. The unsecured convertible loan is for $4,000,000 and is due March 26, 2002. A $500,000 loan previously made by the Investor to the Company was canceled and refinanced as part of the $4,000,000 Note. Interest is payable at 5% per annum. The conversion price is $5.50 per share. The Company also granted Investor a two year stock option for 500,000 shares; 275,000 shares at $7.00 per share and 225,000 shares at $9.00 per share.


Item 7.   Financial Statements and Exhibits.

     A copy of the News Release is attached as an exhibit.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.


    /s/
By:
  James M. Rosel
  Vice President Finance
  and General Counsel

Date:  April 3, 1997

                                                             EXHIBIT

    Electrosource, Inc.
    Manufacturers of the Horizon Battery
    2809 Interstate 35 South, San Marcos, Texas  78666-5930  USA
    TEL:  512-753-6500   FAX:  512-353-3391

ELECTROSOURCE NEWS

CONTACTS:   Robin Roberson         John Liviakis
            Electrosource, Inc.    Liviakis Financial Communications, Inc.
            (512) 753-6500         (916) 448-6084
            RRRoberson@aol.com

 ELECTROSOURCE RECEIVES $4,000,000 INVESTMENT FROM FORTUNE 500 COMPANY
            - In Discussions for Additional Arrangements -

      San  Marcos, TX  (April 3, 1997) - ELECTROSOURCE, INC.  (NASDAQ:
ELSI) announced today that a large U.S. manufacturer ("Investor") has invested a total of $4,000,000 in Electrosource in the form of a five-year note, convertible into common stock with interest at 5 percent payable in kind, and no principal payments until maturity. The conversion price of the note is $5.50 per share, and the Investor also has a two-year option to purchase an additional 500,000 shares of Electrosource common stock at $7 per share for 275,000 shares and at $9 per share for 225,000 shares.
      In addition to the financial agreements, Electrosource and the Investor are continuing discussions that were initiated in July 1996 regarding cooperative arrangements to further develop, manufacture and market Electrosource products and technology. As previously disclosed, the Investor provided a $500,000 loan to the Company in March 1997, which has been canceled and refinanced as part of the $4,000,000 convertible note.
      The  Investor  is  a  "Fortune 500" company  with  annual  sales exceeding $3 billion. It has worldwide operations and particular expertise in materials technology, process technology and manufacturing operations.
     Commenting on the announcement, Electrosource Chairman, President and CEO, Michael G. Semmens, said, "This is an important step in our efforts to become a leading manufacturer and supplier of advanced energy storage technology and systems throughout the world. We have been pursuing a strategic alliance with a leading multi-national technology and manufacturing company to assist and partner with us in the final development and ultimate mass-production and distribution of our patented Horizonr battery and other energy storage tech-nologies. This investment is a an important testimonial to both our technology as well as our management team."
      Electrosource, headquartered in San Marcos, Texas, designs, manufactures and markets proprietary advanced energy storage technologies and systems.
     This release contains forward-looking statements regarding future product development and sales growth that involve risks and uncertainties and actual results could differ materially from those discussed in this release. Risks, including manufacturing risks, risks of product development and uncertainty of market acceptance, as well as others, are detailed from time to time in the Company's Securities and Exchange Commission filings.
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